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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington D. C.  20549


                                   -----------

                                    FORM 8-K

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report
(Date of earliest event reported):                    July 22, 1996



                           ConSil Corp.

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      (Exact name of registrant as specified in its charter)



                               Idaho

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         (State or other jurisdiction of incorporation)


      0-4846-3                                  82-0288840

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(Commission File Number)         (IRS Employer Identification No.)



ConSil Corp.
625 Howe Street, Suite 500
Vancouver, B.C., CANADA                         V6C 2T6

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(Address of principal executive offices)      (Zip Code)



                        (208) 769-4100

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               (Registrant's Telephone Number)





                       Page 1 of 2 Pages






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Item 5.     Other Events.
            ------------

            On July 22, 1996, the Registrant issued the press release attached hereto as Exhibit A, which is incorporated herein by this reference.


Item 7.     Financial Statements, Proforma Financial Information and Exhibits.
            -----------------------------------------------------------------

            Exhibit A - Press Release dated July 22, 1996.



                                    SIGNATURE
                                    ---------

            Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                    ConSil Corp.




                                    By   /s/ Nathaniel K. Adams
                                      -------------------------------
                                      Name:     Nathaniel K. Adams
                                      Title:    Secretary


Dated:  July 22, 1996

















                                Page 2 of 2 Pages





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ConSil                            ConSil Corp.                         Exhibit A
                           Suite 500 - 625 Howe Street
                        Vancouver, B.C.  Canada  V6C 2T6
                       Ph:(604)331-0844  Fx:(604)331-0845

                                  NEWS RELEASE

                  ACQUISITION OF OPERATING MEXICAN SILVER MINE
                  --------------------------------------------
                                     (CS-V)

July 22, 1996

ConSil Corp. ("ConSil") is pleased to announce that it has signed a Letter of Intent with Minas La Colorada, S.A. de C.V. ("MLC") for the acquisition of a 100% interest in MLC's silver mining operations and numerous exploration projects in the Chalchihuites mining district, state of Zacatecas, Mexico. Consideration for the acquisition is 9,000,000 ConSil shares and assumption of US$2.5 million in debt by ConSil. Closing is anticipated in late October.

The acquisition is subject to due diligence by both parties, ConSil shareholder approval, approval by regulatory authorities (including the Vancouver Stock Exchange) and execution of a definitive agreement. Closing is also contingent upon completion of an equity financing sufficient to complete the acquisition, expand production, explore the Company's numerous exploration projects and mount an aggressive acquisition program.

The mine is located 90 km. northwest of Fresnillo and is a 2 hr. drive from Fresnillo or Durango. It will produce approximately 600,000 ounces of silver equivalent this year, at a cash cost of approximately US$2.50 per ounce. Production is from a combination of high grade veins and a lower grade breccia pipe, with a mining rate of 300 tonnes per day ("tpd"). It is ConSil's objective to increase mill capacity to 450 tpd and to expand the underground workings such that the full mill capacity is fed from the high grade veins. Proven and probable vein reserves, as determined by MLC, currently stand at 1,250,000 tonnes grading 404 grams per tonne ("gpt") Ag, 0.2 gpt Au, 1.6% Pb and 1.3% Zn. With the expansion, expected to take one to two years at a capital cost of approximately US$3 million, annual output from the mine should exceed two million ounces of silver.

Seven breccia pipes have been partially mined, with one currently producing. Breccia pipe reserves have bee calculated by MLC at 12 million tonnes grading 83 gpt Ag, 2.7% Zn and 2.7% Pb. A 1,000 tpd mining operation has been proposed for these breccia pipes. ConSil will undertake a US$1 million feasibility study to examine the viability of this project.

MLC's exploration targets include extensions of the known high grade mine workings, both along strike and at depth. MLC also owns several other mining concessions in the Chalchihuites mining district, most of which contain old silver workings and considerable exploration potential.





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"The  addition  of  MLC  will  strengthen  ConSil  and  rapidly  accelerate  the achievement  of the Company's  objective of becoming a  major silver exploration
and production  company in Mexico."  said Ralph  Noyes, ConSil Chairman.   It is
proposed that Ing. Ramon Davila, currently President of MLC and incoming President of the Mexican Society of Mining, Metallurgy & Geology, with 20 years of mine operating experience in Mexico, will become Chief Executive Officer and
Chairman of  the Board of ConSil.   Both Ing. Davila and  Ing. Jaime Guitierrez,
co-owner of MLC, and Director General of Minas de Bacis, one of Mexico's largest silver producers, will join the ConSil Board of Directors.

On behalf of the Board of Directors



Gerald G. Carlson, Ph.D., P.Eng.
President

For further information, please contact:

Gerry Carlson                 Ralph Noyes
(604)331-0844                 (208)769-7610

The Vancouver Stock Exchange neither approves nor disapproves of the information contained in this news release.